EXHIBIT 23.1

Schwartz Levitsky Feldman llp

CHARTERED ACCOUNTANTS

LICENSED PUBLIC ACCOUNTANTS

TORONTO ● MONTREAL

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The undersigned, Schwartz Levitsky Feldman llp, hereby consent to incorporation by reference the use of our name and the opinion dated November 12, 2015 on the consolidated financial statements of First National Energy Corporation (the “Company”) for the fiscal years ended December 31, 2014 and 2013 included in the Registration Statement on Form S-8 being filed by the Company.

Toronto, Ontario, Canada	Chartered Accountants
February 10, 2016	Licensed Public Accountants

2300 Yonge Street, Suite 1500, Box 2434
Toronto, Ontario M4P 1E4
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